Exhibit 24
POWER OF ATTORNEY

          We, the undersigned officers and directors of Crompton Corporation, hereby constitute and appoint Robert L. Wood, Karen R. Osar and Barry J. Shainman and each of them severally, our true lawful attorneys or attorney, with full power to them and each of them to execute for us, and in our names in the capacities indicated below, and to file with the Securities and Exchange Commission the Annual Report on Form 10-K of Crompton Corporation for the fiscal year ended December 31, 2004, and any and all amendments thereto.

IN WITNESS WHEREOF, we have signed this Power of Attorney in the capacities indicated on March 8, 2005.
/s/ Robert L. Wood	/s/ Karen R. Osar

Robert L. Wood Principal Executive Officer Chairman of the Board President, Chief Executive Officer and Director	Karen R. Osar Principal Financial Officer Executive Vice President and Chief Financial Officer

/s/ Michael F. Vagnini	/s/ Robert A. Fox

Michael F. Vagnini Senior Vice President and Controller	Robert A. Fox Director

/s/ Roger L. Headrick	/s/ Leo I. Higdon, Jr.

Roger L. Headrick Director	Leo I. Higdon, Jr. Director

/s/ C. A. Piccolo	/s/ Bruce F. Wesson

C. A. Piccolo Director	Bruce F. Wesson Director

/s/ Patricia K. Woolf

Patricia K. Woolf Director